Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Edge Resources, Inc.
Alberta, Canada

We hereby consent to the use in this Registration Statement on Form 20-F of our report dated September 30, 2009 relating to the consolidated financial statements of Edge Resources Inc., which is contained in Registration Statement on Form 20-F.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

DALE MATHESON CARR-HILTON LABONTE LLP

/s/ Dale Matheson Carr-Hilton Labonte LLP

Vancouver, Canada

October 20, 2009

Exhibit 15.1